EXHIBIT 99.2


                          AAMES INVESTMENT CORPORATION
                  REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

               REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT, dated as of November 1, 2004 (this "AGREEMENT"), among Specialty Finance Partners ("SFP"), together with the other stockholders listed on Schedule I hereto (collectively, the "STOCKHOLDERS"), and Aames Investment Corporation, a Maryland corporation (the "COMPANY").

                                 R E C I T A L S

               WHEREAS, SFP, pursuant to an Agreement and Plan of Merger, dated as of July 21, 2004, by and among the Company, Aames Financial Corporation ("AAMES FINANCIAL"), Aames Newco, Inc. and Aames TRS, Inc. (the "MERGER AGREEMENT"), shall receive a combination of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company and cash in exchange for SFP's shares of Aames Financial common stock, par value $0.01 per share; and

               WHEREAS, the Company has agreed to grant the Stockholders certain registration and governance rights; and

               WHEREAS, the Company and the Stockholders desire to define the registration rights of the Stockholders on the terms and subject to the conditions herein set forth.

               NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

               1. DEFINITIONS

               As used in this Agreement, the following terms have the respective meanings set forth below:

               COMMISSION: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

               EXCHANGE ACT: shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

               HOLDER: shall mean any holder of Registrable Securities;

               INITIATING HOLDER: shall mean (a) SFP or (b) any Holder or Holders of Registrable Securities aggregating at least 35% of the aggregate number of shares of Common Stock held by all Holders;


NY2:\1395879\13\TX2F13!.DOC\33560.0111

               PERSON: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

               REGISTER, REGISTERED and REGISTRATION: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

               REGISTRABLE SECURITIES: (A) the shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement, (B) any additional shares of Common Stock acquired by the Stockholders (but not their assignees, unless any such assignee shall have acquired at least a number of shares of Common Stock equal to 15% of the shares of Common Stock originally issued to the Stockholders pursuant to the Merger Agreement, adjusted for splits, combinations, and similar events), (C) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clauses (A) or (B) above, until, in the case of any such securities, (i) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement or (ii) such securities have been disposed of in open market transactions pursuant to Rule 144 under the Securities Act (or similar rule then in effect);

               REGISTRATION EXPENSES: shall mean (x) all expenses incurred by the Company in compliance with Sections 2(a) and (b) hereof, excluding Selling Expenses, but including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and (y) all reasonable fees and disbursements of one counsel retained by the Holders of a majority of the Registrable Securities to be included in a particular registration;

               SECURITY, SECURITIES: shall have the meaning set forth in Section 2(1) of the Securities Act;

               SECURITIES ACT: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

               SELLING EXPENSES: shall mean all underwriting and selling discounts, fees and commissions applicable to the sale of Registrable Securities; and

               STOCKHOLDER DESIGNEE: shall mean a person designated for election to the Board of Directors by the Stockholders as provided in Section 3.

               2. REGISTRATION RIGHTS

               (a) Requested Registration.

               (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time not sooner than one hundred twenty
          (120) days following the First Merger Effective Time (as defined in the Merger Agreement), a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                    (A) promptly give written notice of the proposed
               registration, qualification or compliance to all other Holders;
               and

                    (B) as soon as reasonably practicable, use its reasonable
               best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i)(A) above; provided that such registration statement shall not become effective prior to the termination or waiver of each lock-up agreement between Friedman, Billings, Ramsey & Co. Inc. on the one hand and the Company and any Holder joining in such registration on the other hand, and provided further that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                         (v) in any particular jurisdiction in which the Company
                    would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                         (w) after the Company has effected five (5) such
                    registrations pursuant to this Section 2(a) requested by an Initiating Holder, and, in each case, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                         (x) if the Registrable Securities requested by all
                    Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $10,000,000;

                         (y) if at the time of any request to register
                    Registrable Securities, the Company is engaged or intends to engage in an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, or the Board of Directors of the Company determines in good faith that the registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, in which event, the Company may, at its option, direct that such request be delayed for a period not in excess of ninety days from the date of the determination by the Board of Directors, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve-month period; or

                         (z) with respect to Holders who are officers, directors
                    or employees of the Company, if at the time of any request to register Registrable Securities, directors, officers, or employees of the Company are not permitted to offer or sell securities in accordance with the Company's policies.

               The registration statement filed pursuant to the request of an Initiating Holder may, subject to the provisions of Section 2(a)(ii) below, include other securities, other than Registrable Securities, of the Company which are held by the other stockholders ("OTHER STOCKHOLDERS") of the Company.

               The Holders holding a majority of the Registrable Securities requested to be registered may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to the Company, such Holders, any of the other Holders or the Other Stockholders, by providing a written notice to the Company revoking such request, provided that such revoked request shall count against the registrations available to the Holders pursuant to Section 2(a)(i)(B)(w) unless such Holders pay the costs and expenses associated with such revoked request.

               (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). If shares held by Other Stockholders are requested by such Other Stockholders to be included in any registration pursuant to this Section 2, the Company shall condition such inclusion on their acceptance of the further applicable provisions of this Section 2. The Initiating Holders whose Registrable Securities are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by such Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors (including, without limitation, pricing considerations) require a limitation on the number of shares to be underwritten or a limitation on the inclusion of shares held by directors and officers of the Company, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the Registrable Securities of the Company held by each Holder other than the Initiating Holders shall be excluded from such registration to the extent so required by such limitation. Thereafter, if still further reductions are required, the number of Registrable Securities included in the registration by each Initiating Holder shall be reduced on a pro rata basis (based on the number of Registrable Securities held by such Initiating Holder), by such minimum number of Registrable Securities as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company (including representatives and designees of SFP) may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

               (iii) Other Registration Rights. The Company shall not grant any registration rights inconsistent with the provisions of this Section 2(a) and in granting any demand registration rights hereafter shall provide that the Holders shall have the right to notice of the exercise of any such demand registration right and to participate in such registration on a pro rata basis.

               (b) Company Registration.

               (i) If, at any time not sooner than one hundred twenty (120) days following the First Merger Effective Time, the Company shall determine to register any of its equity securities either for its own account or any Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                    (A) promptly give to each of the Holders a written notice
               thereof; and

                    (B) include in such registration (and any related
               qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (A) above, except as set forth in
               Section 2(b)(ii) below.

               The Company may terminate, in its sole and absolute discretion, any registration described in this Section 2(b) at any time prior to the effectiveness of the applicable registration statement. Upon such termination, the Company's obligations under this Section 2(b) with respect to such terminated registration shall terminate.

               (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this
          Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten or a limitation on the inclusion of shares held by directors and officers of the Company, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the total number of shares to be included in such underwritten offering, subject to the Company's compliance with any registration obligations to any Demanding Holders (as hereinafter defined) participating in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors (including representatives and designees of SFP) and Other

          Stockholders (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("DEMANDING HOLDERS")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders other than the Demanding Holders shall be excluded from such registration to the extent so required by such limitation. Thereafter, if still further reductions are required, the number of shares included in the registration by each of the Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (iii) Number and Transferability. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 2(b).

               (c) Shelf Registration.

               (i) If requested by the Initiating Holder, at any time not sooner than one hundred twenty (120) days following the First Merger Effective Time, the Company shall file a "shelf" registration statement pursuant to Rule 415 (if then available) under the Securities Act (the "SHELF REGISTRATION") with respect to the resale of all or any portion of the Registrable Securities, as requested by the Initiating Holder. If such request is made, the Company shall (A) use its reasonable best efforts to have the Shelf Registration declared effective as promptly as practicable (but in no event prior to the termination or waiver of each lock-up agreement between Friedman, Billings, Ramsey & Co. Inc. on the one hand and the Company and any Holder intending to use the Shelf Registration on the other hand) and (B) use its reasonable best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the date specified in Section 2(i) in order to permit the prospectus forming a part thereof to be usable by Holders during such period. The Shelf Registration may not include other securities of the Company which are held by Other Stockholders.

               (ii) The Company shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, (B) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof and (C) following the written request of an

          Initiating Holder pursuant to Section 2(c)(iii) below, to cover offers and sales of all or a part of the Registrable Securities by means of an underwriting including the incorporation of any information required pursuant to Section 2(e)(x) below. The Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon.

               (iii) The Holders may, at their election and upon written notice by the Initiating Holders to the Company, effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of Section 2(a)(ii) above shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Securities pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by
          Section 2(a) hereof.

               (iv) The rights of the Holders to request and effect a Shelf Registration hereunder and the Company's obligations to keep a Shelf Registration effective shall be subject to the restrictions and limitations set forth in Section 2(a)(i)(B).

               (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, the Holders and Other Stockholders requesting registration may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares so included in the registration request, or on such other basis as such Holders and Other Stockholders may agree), in which case such registration shall not be counted as a registration pursuant to
Section 2(a)(i)(B)(w).

               (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders holding Registrable Securities requested to be included in such registration ("PARTICIPATING HOLDERS") advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

               (i) other than the Shelf Registration, the obligations in respect of which are set forth in Section 2(c)(i)(B) above, keep such registration effective for a period of one hundred eighty (180) days or until the Participating Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (ii) furnish to each Participating Holder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including, upon request, all documents incorporated or deemed incorporated by reference therein) prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than exhibits and documents incorporated or deemed incorporated by reference, will be subject to the review of the Participating Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Participating Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Participating Holder or such underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (iii) furnish to each Participating Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Participating Holders or any such underwriter, from time to time may reasonably request;

               (iv) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Participating Holders, if requested, and to any underwriter, make representatives of the Company available for discussion of such document and other customary due diligence matters;

               (v) make available at reasonable times for inspection by the Participating Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Participating Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement, subject to the execution of a customary confidentiality agreement;

               (vi) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

               (vii) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities in accordance with the plan of distribution described in the applicable registration statement;

               (viii) subject to Section 2(i) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement
          (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
          (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for
          (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ix) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

               (x) if requested by a Participating Holder, or any underwriter, subject to receipt of any required information from such Holder or underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Participating Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (xi) furnish to the Participating Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Participating Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Participating Holders may reasonably request;

               (xii) provide promptly to the Participating Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

               (xiii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

               (f) Indemnification.

               (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders (within the meaning of the Securities Act), with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular or other document (including any related registration statement, notification or the like, or any amendment or supplement to any of the foregoing) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder or of any applicable state or common law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and (subject to Section 2(f)(iii)) will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein. The foregoing indemnification shall remain in effect regardless of any investigation by any indemnified party and shall survive any transfer or assignment by a Holder of its Registrable Securities or of its rights pursuant to this Agreement.

               (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify on a several, but not joint basis, the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) made by such Holder of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) made by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold pursuant to such registration statement or prospectus.

               (iii) Each party entitled to indemnification under this Section 2(f) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at the Indemnified Party's expense (unless the Indemnified Party shall have reasonably concluded upon advice from counsel that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of one firm of counsel (and one local counsel) shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Each Indemnified Party shall promptly furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of any such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder will be required to contribute any amount pursuant to this paragraph (f) in excess of the total price at which the Registrable Securities of such Holder were offered to the public (less underwriting discounts and commissions, if any). Each Holder's obligations to contribute pursuant to this paragraph are several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the applicable Holders and not joint.

               (v) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a prospectus, preliminary prospectus or other offering document but eliminated or remedied in an amended prospectus, preliminary prospectus or other offering document delivered to an underwriter or Holder, as applicable (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of (A) any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act or (B) in circumstances where no underwriter is acting as such in the offer and sale in question, any Holder who (1) either directly or through its agent provided the preliminary prospectus to the Person asserting the loss, liability, claim or damage, (2) was furnished with a copy of the Final Prospectus, and (3) did not furnish or cause to be furnished the Final Prospectus to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (vi) Any indemnification payments required to be made to an Indemnified Party under this Section 2(f) shall be made as the related claims, losses, damages, liabilities or expenses are incurred.

               (g) Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2. No Investor shall be required, in connection with any underwriting agreements entered into in connection with any registration, to provide any information, representations or warranties, or covenants with respect to the Company, its business or its operations, and such Stockholders shall not be required to provide any indemnification with respect to any registration statement except as specifically provided for in Section 2(f)(ii) hereof.

               (h) Rule 144 Reporting.

               With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("RULE 144"), at all times;

               (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

               (i) Termination. The registration rights set forth in this
Section 2 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) or at such time that no Registrable Securities are outstanding. The Company will arrange for a provision to the transfer agent for such shares of an opinion of counsel in connection with any such sale under Rule 144.

               (j) Assignment. The registration rights set forth in Section 2 hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder and shall be bound by all obligations and limitations of this Agreement).

               (k) The Holders agree that, upon receipt of any notice from the Company pursuant to Section 2(e)(viii), they shall immediately discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until they have received copies of the amended or supplemented prospectus as described in Section 2(e)(viii). The Holders shall destroy all copies in their possession of the registration statement and related materials covering such Registrable Securities at the time of receipt of the Company's notice.

               3. BOARD REPRESENTATION

               (a) Board Representation. At the First Merger Effective Time and until the date on which the Stockholders own, collectively, less than 5% of the then outstanding shares of Common Stock (the "STOCKHOLDER DESIGNEE PERIOD"), the Board of Directors shall consist of seven (7) directors; provided, however, that for a proper corporate purpose, the size of the Board of Directors may be increased or thereafter decreased to not less than seven (7); and provided, further, that during the first five years of the Stockholder Designee Period, the number of directors as so increased may not exceed a maximum of ten (10) directors (unless the Stockholders own, collectively, less than 10% of the then outstanding shares of Common Stock, in which event the number of directors as so increased may be greater than ten so long as the Stockholders have approximate proportionate representation on the Board of Directors (rounded to the nearest whole number)). During the Stockholder Designee Period for so long as the Stockholders own, collectively, 10% or more of the then outstanding shares of Common Stock, each committee of the Board of Directors, other than any committee formed for the purpose of considering matters relating to the Stockholders and other than such committees on which membership of a Stockholder Designee is prohibited by applicable law or by the rules of the New York Stock Exchange, shall have as a member at least one (1) Stockholder Designee.

               (b) At or before the First Merger Effective Time, the initial size of the Board of Directors shall be fixed at seven and the Company shall cause Mani Sadeghi and Robert Spass to be elected or appointed to the Board of Directors as Stockholder Designees. At all times during the Stockholder Designee Period, the Company agrees, subject to Section 3(d), to support the nomination for election of, and use its reasonable best efforts to cause to be elected as, directors at each annual meeting of stockholders of the Company: (i) two (2) Stockholder Designees, so long as the Stockholders beneficially own, collectively, 12.5% or more of the then outstanding shares of Common Stock; (ii) one (1) Stockholder Designee, so long as the Stockholders beneficially own, collectively, 5% or more but less than 12.5% of the then outstanding shares of Common Stock (each a "BENEFICIAL OWNERSHIP THRESHOLD"); and (iii) at least four
(4) other persons, each of whom (A) is recommended by the nominating committee of the Board of Directors or any Board committee performing that function (the "Nominating Committee"), or if there is no such committee, a majority of the independent directors and (B) qualifies as "independent" under Section 303A.02 of the New York Stock Exchange Listed Company Manual. If any vacancy occurs by reason of a Stockholder Designee ceasing to serve as a director (whether by death, resignation, disqualification or removal for cause) at any time between meetings of the Company's stockholders, the Company shall use its reasonable best efforts to cause such vacancy to be filled and, subject to Section 3(d), only a Stockholder Designee shall be qualified to fill such vacancy, provided that the Stockholders, at the time of such vacancy, are still entitled to name one or two Stockholder Designees, as the case may be.

               The foregoing provisions shall be effected in the Company's initial By-laws or pursuant to an amendment thereto in a form reasonably acceptable to the parties to this Agreement, which provisions of the By-laws shall not be further amended by the Board of Directors during the Stockholder Designee Period without the consent of SFP, except that the Board of Directors shall have the right to increase or decrease the size of the Board of Directors to the extent provided in Section 3(a) hereof. It is agreed that such By-laws may provide that the foregoing provisions will be of no further force or effect at such time as the Stockholders beneficially own, collectively, less than 5% of the outstanding shares of Common Stock.

               (c) Any Stockholder Designee elected to serve on the Board of Directors at an annual meeting of stockholders of the Company shall hold office until such Stockholder Designee's successor is elected and qualifies or until such Stockholder Designee's earlier death, resignation, disqualification or removal for cause, without regard to any decrease in the Stockholders' beneficial ownership of outstanding shares of Common Stock below any Beneficial Ownership Threshold.

               (d) Notwithstanding the provisions of this Section 3, the Stockholders shall not be entitled to designate a Stockholder Designee in the event that (i) the Company receives a written opinion of its outside counsel that a Stockholder Designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or (ii) directors constituting a majority of the Nominating Committee not including any Stockholder Designee serving on such committee (or if there is no Nominating Committee, the Board of Directors, including a majority of the independent directors not including any Stockholder Designee) determine, in the good faith exercise of their duties as directors, that a particular Stockholder Designee should not be nominated or elected a director applying on a consistent basis the director qualification criteria established by the Board of Directors and set forth in the relevant committee charter published by the Company. In any such event, the Stockholders shall withdraw the designation of such proposed Stockholder Designee and designate a replacement therefor (which replacement Stockholder Designee shall also be subject to the requirements of this Section 3(d)). The Company shall use its reasonable best efforts to notify the Stockholders of any objection to a Stockholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Stockholders to propose a replacement Stockholder Designee in accordance with the terms of this Agreement.

               (e) Each Stockholder Designee serving on the Board of Directors shall be entitled to all compensation and stock incentives granted to directors who are not employees of the Company on the same terms provided to, and subject to the same limitations applicable to, such directors.

               4. MISCELLANEOUS

               (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed entirely within such State.

               (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

               (d) Notices.

               (i) All communications under this Agreement shall be in writing and shall be delivered by hand or by facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                    (A) if to the Company, to Aames Investment Corporation, 2
               California Plaza, 350 South Grand Avenue, Los Angeles, California 90071, facsimile no. (323) ___-____ or at such other address or facsimile number as it may have furnished in writing to the Stockholders;

                    (B) if to the Stockholders, at the address or facsimile
               number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished in writing to the Company.

               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

               (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the parties hereto by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties hereto may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Stockholders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

               (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, only with the written consent of the Company and the Stockholders holding a majority of the then outstanding Registrable Securities. (h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

               (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.



                                        AAMES INVESTMENT CORPORATION

                                        By:  /s/  John F. Madden, Jr.
                                           -------------------------------------
                                           Name:  John F. Madden, Jr.
                                           Title: General Counsel



                                        STOCKHOLDERS:

                                        SPECIALTY FINANCE PARTNERS


                                        By: Capital Z Partners, Ltd.,
                                            its ultimate general partner


                                        By:  /s/  David A. Spuria
                                            ------------------------------------
                                            Name:  David A. Spuria
                                            Title: General Counsel



                                        CAPITAL Z MANAGEMENT LLC




                                        By: /s/  David A. Spuria
                                            ----------------------------------
                                            Name:  David A. Spuria
                                            Title: General Counsel

                                   SCHEDULE I
                        NAME AND ADDRESS OF STOCKHOLDERS:



Specialty Finance Partners
54 Thompson Street
New York, New York 10012
Attention:  David Spuria

Capital Z Management LLC
54 Thompson Street
New York, New York 10012
Attention:  David Spuria